FLEX EXTRA                       EXHIBIT 13

                    SCHEDULE OF COMPUTATION OF PERFORMANCE


The following examples are calculated in accordance with the methods described in the Prospectus and Statement of Additional Information:

1.   Standardized Average Annual Total Return

     Assuming experience from the Equity Division, on a Single Purchase Payment Contract $ 1,000 Purchase Payment on 12/31/95

     A $30 Annual Administrative Fee was charged on each contract anniversary. For this calculation, it is prorated among divisions, with 33% allocated to the Equity Division.

     The Deferred Sales Load for a Single Purchase Payment Contract on 12/31/1995 would have been 4%. The 10% free corridor was also applicable.

                             Dates                            Accumulation Unit Values
                             12/31/1995                                     2.45170806
                             12/31/1996                                     2.91092748

     The Standardized Average Annual Total Return for the period 12/31/95-12/31/96:                    13.50%
                   Accumulated Value on 12/31/1996
                        ((1000/2.45170806) x 2.91092748) - (.33 x 30)                     $1,177.41
                   Ending Redeemable Value on 12/31/1996
                        1177.41 - (.9 x .04 x 1177.41)                                    $1,135.02
                   Standardized Average Annual Total Return, 12/31/95 - 12/31/96
                        ((1135.02/1000)- 1) x 100                                             13.50%

2.   Percentage Change in Accumulation Unit Values

     Assuming experience from the Blend Division

     Unit Value                                   12/31/1995                2.24841768
     Unit Value                                   12/31/1996                2.52954369

     Percentage Change in Unit Values for 1996                                                         12.50%

                       (2.52954369-2.24841768)/2.24841768  x 100

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3.   Annualized Accumulation Unit Value(AUV) Return

     For a one year period, the annualized AUV return is equal to the percentage change in accumulation unit values.

     For periods greater than one year, the annualized AUV return is an average annual change in accumulation unit values, based on the percentage change.

     Assuming experience from the Blend Division

     Unit Value                                   12/31/93                  1.82609139
     Unit Value                                   12/31/96                  2.52954369

     Percentage Change in Unit Values for the 3 year period ending 12/31/95                            38.52%
                       (2.52954369 - 1.82609139) /1.82609139  x 100

     Annualized AUV Return for the 3 year period ending 12/31/96                                       11.47%
                       ((1.3852[SYMBOL APPEARS HERE](1/3)) - 1) x 100
                       The symbol [SYMBOL APPEARS HERE] is being used to denote exponentiation.

4.   Non-Standardized Average Annual Total Return

     Assuming experience from the Managed Bond Division
     Single Purchase Payment                      12/31/86                  $50,000
     Accumulated Value                            12/31/96                  $97,582

     Average Annual Total Return                                                                       6.92%

     ((97582/50,000)[SYMBOL APPEARS HERE](1/10) - 1 ) x 100
     The symbol [SYMBOL APPEARS HERE] is being used to denote exponentiation.

5.   One Year Total Return

     Assuming experience from the Money Market Division

     Single Purchase Payment                      12/31/86                  $50,000

     Accumulated Value                            12/31/95                  $74,095
     Accumulated Value                            12/31/96                  $76,800

     One Year Total Return                                                                             3.65%

                       ((76,800-74,095)/74,095) x 100

6.   7-day Money Market Yield and Effective Yield, Separate Account 1

     Assuming experience from the Money Market Division
     For the period ending 12/31/96

                       Unit Value                 12/24/96                  1.52097506
                       Unit Value                 12/26/96                  1.52097819
                       Unit Value                 12/31/96                  1.52173653

     To get the change in value from 12/24/96 to 12/26/96, take 100% of the change from 12/24/96 to 12/26/96:
                            ((1.52097819/1.52097506)-1)                     0.000002
     Change in value from 12/26/96 to 12/31/96:
                             (1.52173653/1.52097819)-1                      0.000499
     Combine to get change in value from 12/24/96 to 12/31/96:
                             (0.000002+0.000499)                            0.000501

     Yield:                                       .000501 x (366/7) x 100  =                           2.62%
     Effective Yield:                             ((1.000501)[SYMBOL APPEARS HERE](366/7) -1 )x100 =   2.65%
                                                  The symbol [SYMBOL APPEARS HERE] is being used
                                                  to denote exponentiation.